UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 9, 2006

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50327 (Commission File Number)	93-1214598 (IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California (Address of principal executive offices)	94065 (Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.
Executive Officer Compensation Change
On February 9, 2006, the Compensation Committee of iPass Inc. increased the cash compensation of Joel Wachtler, iPass’ Vice President, Marketing and Strategy, to an annual base salary of $200,000, with an annual target bonus of $100,000.
2006 Annual Executive Management Bonus Plan
On February 9, 2006, the Compensation Committee of iPass Inc. approved the performance metrics for the first quarter of 2006 for iPass’s Annual Executive Management Bonus Plan (the “Plan”). The performance metrics for the remaining quarters of 2006 are yet to be established. Each quarter stands on its own.
The Plan functions as follows:
Each Executive Officer is a participant in the Plan, and has an annual target bonus. Quarterly target bonuses are 25% of the annual target bonuses. Quarterly target bonuses for 2006 are as follows:

Officer	Title	Quarterly Target Bonus
Kenneth D. Denman	Chairman and CEO	$37,500
Roy Albert	Chief Technology Officer	$25,000
John Charters	Chief Operating Officer	$30,000
Anurag Lal	Senior Vice President, Business Development	$30,000
Bruce K. Posey	Senior Vice President, Gen. Counsel andCorp. Sec.	$25,000
John P. Thuma	Vice President, Sales Integration	$31,250
Frank E. Verdecanna	Vice President and Chief Financial Officer	$25,000
Joel B. Wachtler	Vice President, Marketing and Strategy	$25,000
Target bonus is paid out 20% based on individual objectives, and 80% on corporate objectives, with the exception of Mr. Denman. Mr. Denman’s bonus is based 100% on corporate objectives.
With respect to the corporate objectives portion of the bonus, the target bonus is paid out based on how iPass performs on a quarterly basis against established performance metrics. These performance metrics are: broadband revenues (including mobile data); new services revenues (including Endpoint Policy Management, FlexConnect); total iPass revenues; non-GAAP earnings per share; and contract minimum commitments. Each performance metric is given a weighting, and they all add up to 100%. In the event the target metric is met, target bonus is paid out at 100% of that component of the bonus. A lower and an upper boundary is also set on each side of each target metric. In the event only the lower boundary is met, target bonus is paid out at 50% of that component of the bonus. No payment is made for performance under the lower boundary. In the event the upper boundary is met, target bonus is paid out at 150% of that component of the bonus. Performance between the boundaries and target levels are paid based on a straight-line calculation. Above the upper boundary, additional bonus is paid on a straight-line basis.

Board Cash Compensation
On February 9, 2006, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee of iPass Inc., revised the cash compensation of the non-employee members of the Board as follows:

Annual cash retainer:	$20,000
Board meeting fees:*	$1,000
Committee meeting fees:*	$1,000
Committee Chairman retainer:	$5,000
*   represents no change from prior compensation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.
By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Vice President, General Counsel and Secretary

Dated: February 15, 2006